UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan		49518-8700
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

Spartan Stores, Inc. held its annual meeting of shareholders on August 15, 2012. At that meeting, the Company’s shareholders voted on the matters set forth below:

1.	All of the nominees for election to the Board of Directors were elected, each for a term of office expiring in 2013, by the following vote:

	Votes Cast
	For	Withheld	Broker Non-Votes
M. Shân Atkins	17,730,590	88,971	1,982,400

Wendy A. Beck	17,731,734	87,827	1,982,400

Frank M. Gambino	17,109,563	709,998	1,982,400

Yvonne R. Jackson	17,117,100	702,461	1,982,400

Elizabeth A. Nickels	17,435,218	384,343	1.982,400

Timothy J. O’Donovan	17,117,472	702,089	1,982,400

2.	In a non-binding advisory vote on executive compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement, shareholders approved the proposal by the following vote:

Votes for	16,554,784
Votes against	1,230,406
Abstentions	34,371
Broker Non-Votes	1,982,400

3.	A proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year ending March 30, 2013 was approved by the following vote:

Votes for approval	19,317,790
Votes against	474,836
Abstentions	9,335
Broker Non-Votes	0

Item 7.01.	Regulation FD Disclosure.

On August 15, 2012, the Company issued a press release announcing the results of voting at the Annual Meeting of Shareholders. The press release is attached to this report as Exhibit 99.1 and is incorporated here by reference.

The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the Commission for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

99.1	Press Release dated August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2012	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated August 15, 2012.